Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Mondee Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount of Securities to be Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Shares of Class A Common Stock, par value $0.0001 per share	Rule 457(c)(2)	3,586,671(3)	$9.89(2)	$35,472,176.20	0.00011020	$3,909.03
		Total Offering Amounts				$35,472,176.20		$3,909.03
		Total Fees Previously Paid						—
		Total Fee Offsets						—
		Net Fee Due						$3,909.03

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the registration statement on Form S-1 (the “Registration Statement”) to which this exhibit relates shall also cover any additional shares of Class A common stock, $0.0001 par value per share (the “Common Stock”), of Mondee Holdings, Inc. (the “Company”) that become issuable with respect to the securities identified in the above table, by reason of any stock dividends, stock splits, recapitalizations, reclassifications, mergers, split-ups, reorganizations, consolidations or other similar transactions effected without receipt of consideration which results in an increase in the number of outstanding shares of Common Stock.

(2)

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based upon the average of the high and low prices of the Common Stock on April 26, 2023, as reported on the Nasdaq Global Market.

(3)	Consists of 3,586,671 shares of Common Stock held by certain members of ITHAX Acquisition Sponsor LLC (the “Sponsor Member Shares”).

Table 3: Combined Prospectus

Security Type	Security Class Title	Amount of Securities Previously Registered(1)	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
Equity	Shares of Class A Common Stock, par value $0.0001 per share(2)	232,500	$2,673,750	S-1	333-266277	October 12, 2022
Equity	Shares of Class A Common Stock, par value $0.0001 per share(3)	75,432,500	$744,518,775	S-1	333-266277	October 12, 2022
Equity	Shares of Class A Common Stock, par value $0.0001 per share	232,500	$—	S-1	333-266277	October 12, 2022

(1)

Pursuant to Rule 416(a) of the Securities Act, the registrant also registered an indeterminate number of additional shares of Common Stock that become issuable as a result of any stock dividend, stock split or other similar transaction effected without receipt of consideration that results in an increase to the number of outstanding shares of Common Stock, as applicable.

(2)

Consists of up to 232,500 shares of Common Stock that may be issued upon the exercise of 232,500 warrants (the “private placement warrants”) originally issued in a private placement in connection with the initial public offering of ITHAX Acquisition Corp. (“ITHAX”), by holders thereof, at an exercise price of $11.50 per share.

(3)

Consists of up to 75,432,500 shares of Common Stock registered for resale by the selling securityholders named in the prospectus included in this Registration Statement, comprising of (i) 232,500 shares of Common Stock that may be issued upon the exercise of outstanding private placement warrants, (ii) 7,000,000 shares of Common Stock issued to certain of the selling securityholders in private placements pursuant to the terms of subscription agreements between such investors and ITHAX, in connection with, and immediately prior to the consummation of, the business combination between ITHAX and Mondee Holdings II, Inc. described in the prospectus included in this registration statement (the “Business Combination”), (iii) 60,800,000 shares of Common Stock issued to Mondee Holdings, LLC in connection with the Business Combination (and subsequently distributed to the members of Mondee Holdings, LLC) and (iv) 7,400,000 shares of Common Stock that are held in escrow and vest over the four-year period following the closing of the Business Combination.